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                                                                   EXHIBIT 10(D)
                                                                   -------------

                              EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT dated this 26th day of September, 1988 between Keithley Instruments, Inc., an Ohio corporation, (hereinafter called the "Company"), and Joseph P. Keithley (hereinafter called the "Employee").

         WHEREAS, the Company considers the establishment and maintenance of sound and vital management to be essential to protecting and enhancing the best interest of the Company and its shareholders; and

         WHEREAS, the Company wishes to assure itself of the Employee's full-time employment during the period specified herein; and

         WHEREAS, the Employee is prepared to enter into an employment agreement with the Company and to give the Company the assurances it desires;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements herein set forth, the parties hereto have agreed and do hereby mutually agree as follows:

I)       TERM OF AGREEMENT
     The term of this Agreement shall commence on the date first above written, and shall continue through and including the fifth (5th) anniversary of the date hereof, unless sooner terminated pursuant to Section VI or XII hereinbelow.

II)      RESPONSIBILITY
     It is agreed that the Employee is hereby employed by the Company with responsibility to perform such duties, consistent with his position, as Vice Chairman of the Board of Directors, member of the Office of Chairman of the Company, and Director of Marketing as shall be assigned to him by the Board of Directors of the Company.

III)     ACCOUNTABILITY
     It is agreed that in exercising his responsibilities as a member of the Office of Chairman and Vice Chairman of the Board of Directors, the Employee will be accountable to the Company's Board of Directors and as Director of Marketing, the Employee will be accountable to the President and Chief Executive Officer of the Company. The Employee agrees to: (i) devote his business time and efforts full-time to the affairs of the Company and its affiliates, and (ii) use his best efforts to promote the interests of the Company and its affiliates.

IV)      REMUNERATION

      A) BASE SALARY. The Employee will be employed during the term of this Agreement at an annual base salary of not less than One Hundred Twenty Thousand Dollars ($120,000), paid on a monthly basis. This base salary may be increased, but not decreased, without the Employee's consent, at the discretion of the Compensation Committee of the Board of Directors of the Company.

      B) ADDITIONAL COMPENSATION. The Employee shall be eligible to participate in incentive, stock option, profit-sharing, annual cash bonus, deferred compensation, supplemental retirement and similar plans maintained by the Company for the benefit of its executives.

      C) PAYMENT OF COMPENSATION. The annual base salary described in Section IV, A hereof shall be paid throughout the term of this Agreement subject to the following:


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          i)   Such compensation shall terminate up the death or resignation without "Good Reason" as described in Section VI, A, and C hereof, respectively, of the Employee;

          ii) Such compensation shall not terminate, but rather shall be increased by 25% upon the resignation for "Good Reason" as described in Section VI, D hereof, of the Employee;

          iii) Such compensation shall terminate upon the termination of the Employee's employment by the Company "For Cause" as described in
               Section VI, E hereof; and

          iv) Such compensation shall not terminate, but rather shall be increased by 25%, upon the termination of the Employee's employment by the Company other than "For Cause" as described in
               Section VI, E hereof.

The Employee's right to receive the foregoing payments shall be subject to the covenant not to compete set forth in Section VIII hereof.

V)       OTHER EMPLOYEE FRINGE BENEFITS
     The Employee shall be included to the extent eligible thereunder (at the expense of the Company, if provided at Company expense for other executives of the Company) under any and all existing plans or arrangements (and any plans or arrangements which may be adopted) providing benefits for its employees, including but not limited to group life insurance, hospitalization, medical, pension, automobile, financial services and any and all other similar or comparable benefits at least to the extent they may be in effect for other executives of the Company from time to time during the term of this Agreement. Additional or improved fringe benefits are to be calculated for and awarded to the Employee in at least as beneficial a manner as they are calculated for and awarded to such other executive.

     Nothing in this Agreement shall adversely affect the rights of the Employee or his beneficiaries under the present or any future retirement, profit-sharing, insurance, or other fringe benefit or compensation plans or arrangements which the Company now has or may adopt for its employees, and no rights or the Employee thereunder shall be forfeited by any action set forth in this Agreement unless so provided in such plans or arrangements.

VI)      TERMINATION OF EMPLOYMENT
     A) DEATH. If the Employee shall die during the term of this Agreement, the duties of the Company and the Employee, one to the other, under this Agreement shall terminate as of the date of the Employee's death. Notwithstanding the sentence immediately preceding, the death of the Employee shall not adversely affect the rights of this beneficiaries to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the terms thereof, including but not limited to those referred to in
          Section VI, G hereof.
     B) DISABILITY. During the term hereof, compensation hereunder shall continue during any period of disability irrespective of the nature and extent of such disability; the Employee shall render services as he is able to render consistent with any such disability. During the term hereof, the Company hereby acknowledges its agreement to continue the Employee's status as an employee during any period of disability and to continue the Employee's salary and benefits during such period, less any payments or benefits under any disability program or plan maintained by the Company.
     C) RESIGNATION WITHOUT GOOD REASON. If the Employee voluntarily leaves the employ of the Company during the term of this Agreement without "Good Reason", as described below, the duties of the Company and the Employee, one to the other, under this Agreement


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          shall terminate as of the date of the Employee's termination of employment. Notwithstanding the sentence immediately preceding, such voluntary termination of employment by the Employee shall not adversely affect his rights to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the provisions thereof, including but not limited to those referred to in Section VI, G hereof.

     D) RESIGNATION FOR GOOD REASON. The Employee may terminate his employment at any time for Good Reason which maybe any of the following:
          i) the assignment tot he Employee, without his consent, of any substantial duties inconsistent with his positions, duties, responsibilities and status with the Company;
          ii) a reduction by the Company without the Employee's consent in his base salary as in effect on the date hereof or as the same may be increased from time to time;
          iii) a failure by the Company to continue the Employee as a participant in the Company's bonus plan, as the same may be modified from time to time but substantially in the form currently in effect, on at least as favorable of a basis as the present basis without otherwise compensating the Employee for the amounts which he would otherwise have been entitled to receive based on the Company's performance in accordance with such plan;
          iv) the Company's requiring the Employee, without his consent, to be permanently based anywhere other than the Company's principal executive offices, or in the event he consents to any such relation, the failure by the Company to pay (or reimburse the Employee for) all reasonable moving expenses actually incurred by the Employee or to indemnify the Employee against any loss realized in the sale of his principal residence in connection with any such relocation. Travel required with respect to the Company's business to an extent substantially consistent with the Employee's present business travel obligations or consistent with his duties or position with the Company shall not be deemed a relocation;
          v) the failure by the Company to continue the Employee as participant in or to designate the Employee as a participant in any benefit plan or arrangement, including any retirement plan, compensation plan, savings and profit sharing plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health-and-accident plan, dental plan or disability plan in which he is currently participating or in any similar plan or arrangement adopted or maintained by the Company for its executives without otherwise compensating him for such loss in benefits.

     In no event shall the discontinuance of any compensation or other fringe benefit plan or arrangement or the restructuring of the Company's compensation or fringe benefit plans or arrangements constitute Good Reason unless the Employee is not otherwise compensated and the net result is a substantial economic loss for the Employee and unless the Employee notifies the Company in writing of the existence and extent of such loss and grants the Company thirty
(30) days to cure the loss.

          E) TERMINATION BY COMPANY. The Company may terminate the Employee's employment at any time, without cause, subject to providing the benefits hereinafter specified in accordance with the terms hereof. The Company may terminate the Employee's employment at any time "For Cause". In the event the Company shall terminate the Employee's employment "For Cause," the duties of the Company and the Employee, one to the other, under this Agreement shall terminate as of the date of the Employee's termination of employment. Notwithstanding the sentence immediately preceding, such


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          termination of employment of the Employee by the Company For Cause shall not adversely affect his rights to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the provisions thereof, including but not limited to those referred to in Section VI, G hereof.

     As used herein the words "For Cause" shall be deemed to mean and include
(i) the Employee's conviction of either a felony involving moral turpitude or any crime in connection with his employment by the Company which causes the Company or any affiliated company a substantial detriment; or (ii) the Employee's refusal to submit to a medical examination if directed to do so by the Board to determine whether the Employee is disabled under subsection VI(B) hereof; or (iii) the Employee's willful failure to take actions permitted by law and necessary to implement policies of the Board which the Board has communicated to him in writing, provided that minutes of a Board meeting attended in its entirety by the Employee shall be deemed communicated to the Employee; or (iv) the Employee's continued failure to perform his duties as an executive officer of the Company (provided that the Employee shall not be deemed to have continued to fail to perform his duties unless such a continued failure shall have been attested to in writing by a majority of the Board of Directors of the Company who are neither employees of the Company nor members of the Keithley family not attorneys at law representing either the Company or members of the Keithley family); or (v) any condition which either resulted from the Employee's habitual drunkenness or addiction to narcotics, or resulted from any intentionally self-inflicted injury; or (vi) acting in breach or contravention of any material obligation, covenant or agreement of the Employee contained in this Agreement, expressly including without limitation, the non-competition and non-solicitation covenants set forth in Section VIII hereof or the provision of the "Employee Agreement" or any similar agreement regarding confidentiality.

     F) NOTICE OF TERMINATION. Any termination of the Employee's employment by the Company or by the Employee shall be communicated by written Notice of Termination to the other party hereto which notice shall set forth the effective date of such termination which shall not be earlier than the date of mailing, or delivery by other means, of the notice.
     G) CONTINUATION OF EMPLOYEE BENEFITS. The death, disability or termination of employment of the Employee, whether or not voluntary and whether or not For Cause or for a Good Reason shall not result in the loss by the Employee or his beneficiaries of any benefits under any life insurance, death benefit, pension, profit sharing, stock option, medical, deferred compensation, supplemental executive retirement plan or other employee benefit plan or arrangement except as provided for in such plan or arrangement.

VII) COMPENSATION UPON INVOLUNTARY TERMINATION FOR A GOOD REASON OR INVOLUNTARY TERMINATION OTHER THAN FOR CAUSE
     If the Employee's employment with the Company shall be terminated, during the term of this Agreement, by the Employee for Good Reason or by the Company other than For Cause, then the Employee shall be entitled to the benefits provided below:

     i) the Company shall pay the Employee, on a monthly basis, the amount described in Section IV, C, ii or iv hereof, whichever shall be applicable, which amount is one hundred twenty-five percent (125%) of his full monthly base salary, determined as of the date of his termination of employment, through the fifth (5th) anniversary of the date hereof;
     ii) full participation in the annual Extra Compensation Plan if his termination of employment is on or subsequent to June 30 of the respective fiscal year;


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     iii) full participation in any performance award if the performance measuring period ends within six months follow his termination of employment;
     iv) the choice of exercising all vested stock options up to thirty days after his termination of employment, provided this provision shall not extend the term of his options beyond their terms as initially granted, and the Company agrees to request the Compensation Committee of its Board of Directors to permit such exercise pursuant to Section 6(g) of the Keithley Instruments, Inc. 1984 Stock Option Plan or the comparable provision of any future plan;
     v) the Employee shall be deemed to have vested in his stock, if any, required under the Company's restricted stock plan at a rate of 20% per year of service subsequent to the date of sale of such stock to the Employee;
     vi) the Company shall maintain in full force and effect, following the cessation of the Employee's active employment by the Company, for the Employee's continued benefit through the fifth (5th) anniversary of the date hereof, all employee fringe benefit plans and arrangement in which he was entitled to participate immediately prior to the date of the Notice of Termination, provided that if such continued coverage would jeopardize the tax qualified status of such plan or arrangement with respect to any other employee or the Company, the Company may elect to provide the said benefit on an individual basis or provide cash compensation equivalent to the benefit which otherwise would have been provided so that the Employee shall suffer no financial loss whatsoever due to such substitution;
     vii) in addition to the retirement benefits to which the Employee is entitled under the Company's Employees' Pension Plan, as amended from time to time (the "Pension Plan"), the Employee shall be eligible to participate in the Company's supplemental retirement program ; and
     viii) reimbursement of fees for outplacement services actually used up to $10,000.

     Nothing in this Agreement shall be construed as amending any compensation or fringe benefit plan or arrangement of the Company. All rights of the Employee under any such plan or arrangement upon his termination of employment must be determined under the terms of such plans or arrangements at the time of the Employee's termination of employment.

VIII) COVENANT NOT TO COMPETE
     The Employee agrees that during his employment with the Company, and after his termination of employment for as long as payments hereunder are made by the Company, the Employee shall remain in full compliance with the following conditions:
     i) He must not accept employment either directly or indirectly, with any competitor of the Company.
     ii) He must not allow the use of his name by or in any competitive business.
     iii) He must not employ for himself the services of any other employee of the Company without the written permission of the Company.
     iv) He must keep himself at all times reasonably available for consultation (by telephone only after termination of employment) by the officers and directors of the Company; provided that no such consultation shall be required after the Employee attains age sixty-five (65). In the event he is called upon to render any such substantial consulting services (consistent with his other activities),


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          he shall receive additional compensation in a reasonable amount, and any travel or other expenses which may be required in connection with such services shall be paid by the Company.

     The Company shall make payments under this Agreement only so long as the Employee complies with the above conditions except to the extent expressly waived in writing by the Board of Directors. In the event that the Employee shall be determined to be guilty of violation of any of the foregoing conditions by agreement or by the reasonable determination of the Board of Directors and the Employee does not correct such violation within a reasonable time, as determined by the Board after notice to him in writing, the Company may thereafter suspend or terminate in whole or in part any further payments under this Agreement.

     This Agreement shall not be deemed to modify in any way any agreement between the Company and the Employee concerning the protection of Company secrets.

IX)  DISSOLUTION, MERGER OR CONSOLIDATION
     If the Company shall at any time be merged or consolidated into or with any other corporation or corporations or if substantially all the assets of the Company are sold or otherwise transferred to another corporation or party, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation surviving or resulting from such merger or consolidation or to which such assets shall be sold or transferred, and this provision shall apply in the event of any subsequent sale, merger, consolidation or transfer.

X)   NON-ASSIGNABILITY
     This Agreement shall be binding upon and inure to the benefit of the Parties hereto and to their successors. The Employee may not assign, pledge or otherwise encumber any rights or interest hereunder without the written consent of the Company. The Company may not assign this Agreement other than as set forth in IX above.

IX)  ENTIRE AGREEMENT OF THE PARTIES
     This Agreement expresses the entire agreement of the parties, and all promises, representations, understandings, arrangement and prior agreements are merged herein and superseded hereby.

X)   AMENDMENTS, TERMINATION
     Except as herein provided, this Agreement cannot be terminated by unilateral action of either party. However, this Agreement can be changed, modified or terminated by mutual written agreement. No person, other than pursuant to a resolution of the Board of Directors of the Company, shall have any authority on behalf of the Company to agree to modify, change or terminate this Agreement or anything in reference thereto, and any such modification, change or termination must be in writing and signed by both parties.

XI)  LAWS GOVERNING
     This Agreement has been entered into in the State of Ohio, and shall be construed, interpreted and governed in accordance with the laws of the State of Ohio.


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XII) TERMINATION OF PRIOR AGREEMENT

     By execution of this Agreement, the parties hereto agree that any prior agreement or understanding with respect to the Employee's employment by the Company is terminated as of the date hereof and this Agreement shall be effective, as of the date hereof, in lieu of any such prior agreement or understanding.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand, as of the day and year first above written.

                                               KEITHLEY INSTRUMENTS, INC.
                                               ("Company")


                                               By /s/ Joseph F. Keithley
                                                  ------------------------------
                                               (Chairman, Board of Directors)

                                               And /s/ Mark J. Plush
                                                   -----------------------------
                                               (Corporate Secretary - Assistant)

                                               JOSEPH P. KEITHLEY

                                                       ("Employee")

                                               /s/ Joseph P. Keithley
                                               ---------------------------------